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                                                                       Exhibit 5


                        PIPER MARBURY RUDNICK & WOLFE LLP OPINION


[PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]                  November 8, 1999
Corporate Property Associates 14 Incorporated
50 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Corporate Property Associates 14 Incorporated, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-11 of the Company (Registration No. 333-76761) (the "Registration Statement") filed on April 21, 1999 with the Securities and Exchange Commission (the "Commission"), of up to 40,000,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock") to be issued to the public on a best-efforts basis from time to time through one or more dealers. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the organization of the Company and to the authorization and issuance of the Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

        (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

        (2) The Shares have been duly authorized, and, upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement and the resolutions authorizing their issuance, the Shares will be validly issued, fully paid, and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company's Charter and will not cause any person to violate any of the Ownership Limit provisions of the Company's Charter (as defined in Article VII thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.



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Corporate Property Associates 14 Incorporated
November 8, 1999
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     This opinion may be relied upon by Reed Smith Shaw & McClay LLP in giving their legality opinion to be filed as an exhibit to the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Very truly yours,


                                   Piper Marbury Rudnick & Wolfe LLP